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                                                                    EXHIBIT 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574, 333-12789) and (333-12789, and 333-24581); Form S-3
(333-10383 and 333-14025); Form S-4 (333-13133); and Post-Effective Amendment
No. 1 to Form S-4 on Form S-8 (333-36463) of our report dated February 8, 1996 relating to the financial statements of The Re-Print Corporation for the years ended December 31, 1995 and 1994 which report appears in this Current Report on Form 8-K and Form 10-K/A of U.S. Office Products Company.

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
                                              /s/ BDO SEIDMAN, LLP
                                              ---------------------------------------------
                                              BDO SEIDMAN, LLP
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Atlanta, Georgia
December 22, 1997